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Exhibit 10.25.3

Amendment 2 to
First Amendment and Restatement
of
Alliant Techsystems Inc.
2000 Stock Incentive Plan
effective January 21, 2002

Section 4 (a) of the First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan is hereby amended to read in its entirety:

        "(a)    Shares Available.    Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 795,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan."

        Further, Section 11 of the First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan is hereby amended to read in its entirety:

        "No Award shall be granted under the Plan after January 31, 2003 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond that date."

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Amendment 2 to First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan effective January 21, 2002